UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

CareTrust REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

905 Calle Amanecer, Suite 300, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 542-3130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

CareTrust REIT, Inc. (the “Company”) is filing this Current Report on Form 8-K to make available unaudited pro forma consolidated and combined statement of operations of the Company for the year ended December 31, 2014 and accompanying notes, which give effect to the Company’s spin-off from The Ensign Group, Inc. (“Ensign”), entering into new, long-term triple net leases with Ensign and the various financing transactions completed on June 1, 2014 on the basis described therein (the “Transactions”).

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The Company’s unaudited pro forma consolidated and combined statement of operations is derived from the audited consolidated and combined historical financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, adjusted to give effect to the Transactions. The unaudited pro forma consolidated and combined statement of operations is presented for illustrative purposes only and does not purport to reflect the results that the Company may achieve in future periods or the historical results that would have been obtained had the Transactions been completed at an earlier date. The unaudited pro forma consolidated and combined statement of operations also does not give effect to any anticipated synergies, operating efficiencies or cost savings that may result from the Transactions. The actual results reported in periods following the Transactions may differ significantly from those reflected in the unaudited pro forma consolidated and combined statement of operations for a number of reasons, including inaccuracy of the assumptions used to prepare the unaudited pro forma consolidated and combined statement of operations. The unaudited pro forma consolidated and combined statement of operations is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Description

99.1	Unaudited pro forma consolidated and combined statement of operations of CareTrust REIT, Inc. for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2015	CARETRUST REIT, INC.

	By:	/s/ Gregory K. Stapley
Gregory K. Stapley
President, Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited pro forma consolidated and combined statement of operations of CareTrust REIT, Inc. for the year ended December 31, 2014.